                             HOGAN & HARTSON L.L.P.
                                Columbia Square
                          555 Thirteenth Street, N.W.
                          Washington, D.C.  20004-1109


                                October 18, 1996



Board of Directors
Colonial Properties Holding Company, Inc.
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35203

Gentlemen:

          We are acting as counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the "Company"), of which Colonial Properties Holding Company, Inc., an Alabama corporation ("CPHC"), is the sole general partner, in connection with the Company's registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $250,000,000 in aggregate amount of one or more series of unsecured debt securities (the "Debt Securities"), all of which Debt Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          We assume that the issuance, sale, amount and terms of the Debt Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of CPHC, as the general partner of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Second Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement"), CPHC's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and applicable Alabama and Delaware law. We further assume that any Debt Securities will be issued pursuant to an

Board of Directors
Colonial Properties Holding Company, Inc.
October 18, 1996
Page 2


indenture, the form of which is filed as Exhibit 4 to the Registration Statement (the "Indenture").

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Limited Partnership of the Company, as filed in the office of the Secretary of State of the State of Delaware on August 9, 1993, certified as of the date hereof by the Assistant Secretary of CPHC, in its capacity as general partner of the Company, as then being complete, accurate and in effect.

          3. The Partnership Agreement, dated as of October 27, 1994, as amended on November 4, 1994, December 29, 1994, January 26, 1995, February 17, 1995, April 27, 1995, May 30, 1995, June 16, 1995,
               September 27, 1995, October 31, 1995, January 16, 1996, January 23, 1996, and April 1, 1996, certified as of the date hereof by the Assistant Secretary of CPHC, in its capacity as general partner of the Company, as then being complete, accurate and in effect.

          4. The Articles of CPHC, as certified by the Assistant Secretary of CPHC as of the date hereof as then being complete, accurate and in effect.

          5. The Bylaws of CPHC, as certified by the Assistant Secretary of the Company as of the date hereof as then being complete, accurate and in effect.

          6.   The form of the Indenture.

          7. Resolutions of the Executive Committee of the Board of Directors of CPHC adopted on September 10, 1996, as certified by the Assistant Secretary of CPHC as of the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

Board of Directors
Colonial Properties Holding Company, Inc.
October 18, 1996
Page 3


          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity of all such latter documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware Revised Uniform Limited Partnership Act, the Alabama Business Corporation Act and Alabama contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Delaware). We express no opinion herein as to any other laws, statutes, regulations, or ordinances. In rendering this opinion letter, we are relying, with your approval to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon an opinion letter of Sirote & Permutt, P.C., special counsel to the Company and CPHC in the State of Alabama, addressed to you and of even date herewith, with respect to matters addressed therein.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when the Debt Securities have been (a) duly authorized by applicable Board Action and duly authenticated by the Trustee, and (b) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, an Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and except as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Debt Securities are considered in a proceeding in equity or at law).

Board of Directors
Colonial Properties Holding Company, Inc.
October 18, 1996
Page 4

          To the extent that the obligations of the Company under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          The opinion expressed above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in such opinion, the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                    Very truly yours,


                                    /s/ Hogan & Hartson L.L.P.

                                    HOGAN & HARTSON L.L.P.